UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 1, 2008
Date of report (Date of earliest event reported)

MFA Mortgage Investments, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13991	13-3974868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Park Avenue, 21st Floor		10022
New York, New York		(Zip Code)
(Address of Principal Executive Offices)
(212) 207-6400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On January 1, 2008, MFA Mortgage Investments, Inc. (the “Company”) entered into amended and restated employment agreements with Timothy W. Korth, the Company’s General Counsel, Senior Vice President - Business Development and Corporate Secretary, and Teresa D. Covello, the Company’s Senior Vice President, Chief Accounting Officer and Treasurer. Each employment agreement was amended (i) to extend the term of employment for an additional two-year period ending on December 31, 2009 and (ii) to increase the amount of the annual base salary payable to the employee to a minimum of, in the case of Mr. Korth, $325,000 per annum and, in the case of Ms. Covello, $250,000 per annum. Except as provided above, all other material terms and provisions of the amended and restated employment agreements, entered into by Mr. Korth and Ms. Covello as of January 1, 2006 and expiring on December 31, 2007, will remain the same.

Item 9.01 Exhibits

(c) Exhibits

10.1 Employment Agreement, dated January 1, 2008, by and between the Company and Timothy W. Korth

10.2 Employment Agreement, dated January 1, 2008, by and between the Company and Teresa D. Covello

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2008

	By:	/s/ Timothy W. Korth
Name: Timothy W. Korth
Title: General Counsel and Senior Vice President – Business Development